UNITED STATES OF AMERICA

The State of Washington

Secretary of State

I, KIM WYMAN, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF INCORPORATION

to

HOUR LOOP, INC.

a/an WA Profit Corporation. Charter documents are effective on the date indicated below.

Date: 1/13/2015

UBI Number: 603-468-114

Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

/s/ Kim Wyman

Kim Wyman, Secretary of State

Date Issued: 1/15/2015

STATE OF WASHINGTON
SECRETARY OF STATE

Washington Profit Corporation

See attached detailed instructions

☐ **Filing Fee $180.00**

☒ **Filing Fee with Expedited Service $230.00**

This Box For Office Use Only

01/13/15 2821009-001
$230.00 R
FILED: 2911822
SECRETARY OF STATE
January 13, 2015
STATE OF WASHINGTON

UBI Number: **603 468 114**

ARTICLES OF INCORPORATION

Chapter 23B.02 RCW

ARTICLE 1

NAME OF CORPORATION:

Hour Loop, Inc.

(Must contain one of the following corporate designations: Corporation, Incorporated, Limited or Company, or an abbreviation Corp., Inc., Ltd., or Co.)

ARTICLE 2

NUMBER OF AUTHORIZED SHARES: 1,000.

(Minimum of one (1) share must be listed)

ARTICLE 3

CLASS OF SHARES: *(If no selection is made, class defaults to common stock)*

☒ Common Stock

☐ Preferred Stock *(If preferred is checked, an attached description is required)*

ARTICLE 4

EFFECTIVE DATE OF INCORPORATION: *(Please check one of the following)*

☒ Upon filing by the Secretary of State

☐ Specific Date: ________________ *(Specified effective date must be within 90 days AFTER the Articles of Incorporation have been filed by the Office of the Secretary of State)*

ARTICLE 5

TENURE: *(Please check one of the following and indicate the date if applicable)*

☒ Perpetual existence

☐ Specific term of existence ______________ *(Number of years or date of termination)*

ARTICLE 6

NAME AND ADDRESS OF THE WASHINGTON STATE REGISTERED AGENT:

Name: United States Corporation Agents, Inc.

Physical Location Address *(required)*:

11820 Northup Way, Suite E200

City Bellevue WA Zip Code 98005

Mailing or Postal Address *(optional)*:

City ______ WA Zip Code ______

CONSENT TO SERVE AS REGISTERED AGENT:

I consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand it will be my responsibility to accept Service of Process on behalf of the corporation; to forward mail to the corporation; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

X CM	Cheyenne Moseley, Assistant Secretary	1/12/2015
Signature of Registered Agent	Printed Name	Date

ARTICLE 7

NAME AND ADDRESS OF EACH INCORPORATOR:

(If necessary, attach additional names and addresses)

Name: LegalZoom.com, Inc.

Address: 101 N. Brand Blvd., 11th Floor

City Glendale State CA Zip Code 91203

Name: ______

Address: ______

City ______ State ______ Zip Code ______

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

X CM	Cheyenne Moseley, Assistant Secretary, LegalZoom.com, Inc.	1/12/2015	323-962-8600, ext. 7625
Signature of Incorporator	Printed Name/Title	Date	Phone Number

Attachment to Articles of Incorporation

For

Hour Loop, Inc.

The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty shall be eliminated to the fullest extent permissible under Washington law. The corporation is authorized to indemnify its directors and officers to the fullest extent permissible under Washington law.